UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2013

DUNE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27897	95-4737507
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

Two Shell Plaza 777 Walker Street, Suite 2300 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 229-6300

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 28, 2013, the following individuals were appointed to the Board of Directors (the “Board”) of Dune Energy, Inc. (the “Company”) and appointed to the committees of the Board as set forth below effective immediately:

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Marjorie L. Bowen		X	C
John R. Brecker	X		X

C =	Appointed as chairman of the applicable committee.
X =	Appointed as a member of the applicable committee.

Ms. Bowen and Mr. Brecker were elected to the Board by the then serving members of the Board, pursuant to the Company’s By-Laws, to fill vacancies on the Board.

Marjorie L. Bowen, 47, held positions of increasing responsibility from 1989 through 2007 at Houlihan Lokey Howard & Zukin, Inc., an international advisory-focused investment banking firm. While at Houlihan Lokey, Ms. Bowen served as a Managing Director, where she advised an extensive number of public company boards of directors, providing transactional and financial advisory services in a wide range of corporate matters, including mergers and acquisitions, debt and equity reorganizations and other financial and strategic transactions, governance and shareholder issues, and shareholder value maximization. Ms. Bowen was also a member of the firm’s Management Committee for Financial Advisory Services. Ms. Bowen also currently serves on the board of Global Aviation Holdings, and serves as Chair of the Audit Committee for that company. Ms. Bowen has previously served on the boards of directors of Talbots Inc., a publicly traded women’s apparel company, Texas Industries, Inc., a publicly traded supplier of heavy construction materials, as well as other privately held company boards, and has had various positions on the audit, compensation, and governance and nominating board committees at these companies. With over 20 years of corporate financial and transactional experience, much of it focused on advising boards of directors across a broad range of industry sectors, Ms. Bowen brings considerable strategic planning expertise, financial and strategic transactional experience, and broad knowledge on financial and governance matters to the Board.

John R. Brecker, 49, has served as an executive with director and management experience in investing and operations, both domestic and internationally, in the chemical, retail, auto, and shipping sectors. From 1999 to 2012, Mr. Brecker served as Principal and Co-founder of Longacre Fund Management specializing in distressed debt and credit investing. From 2005 to 2012, Mr. Brecker also served as Principal and Co-founder of Longacre Special Equities Fund Management. Prior to 1999, Mr. Brecker spent over 10 years in various positions as a trader at firms such as Bear, Stearns & Co. and as an attorney with Angel & Frankel. Mr. Brecker has also served on numerous boards. Mr. Brecker currently serves on the board of Catalyst Paper Corporation, where he serves on the Audit Committee, and Broadview Network Holdings, Inc., where he serves on the Compensation Committee. Mr. Brecker received his law degree from St. John’s University School of Law and his undergraduate degree from American University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUNE ENERGY, INC.

Date: April 3, 2013	By:	/s/ James A. Watt
	Name:	James A. Watt
	Title:	Chief Executive Officer